UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 14, 2005

Fair Isaac Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-16439	94-1499887
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200, Minneapolis, Minnesota		55402-3232
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	612-758-5200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2005, pursuant to authorization of the Compensation Committee of the Board of Directors of Fair Isaac Corporation (the "Company"), the Company entered into an agreement (the "Agreement") with Mr. Paul G. Perleberg, Vice President, General Manager and Managing Director of the Company. A copy of the Agreement is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 1.01. The Agreement describes certain compensation arrangements applicable to Mr. Perleberg as the result of his relocation to London, England at the request of the Company, in connection with Mr. Perleberg's commencement of certain new responsibilities on behalf of the Company. The Agreement also restates certain aspects of Mr. Perleberg's other employment arrangements with the Company. The Agreement is effective as of March 1, 2005, the date on which Mr. Perleberg commenced his new duties.

The foregoing summary of the Agreement does not purport to be complete and is subject to and is qualified in its entirety by reference to the text of the Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fair Isaac Corporation

March 14, 2005	By:	Andrea M. Fike

Name: Andrea M. Fike
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Perleberg Expatriate Agreement